Exhibit 16

                                     [LOGO]

                       MAHONEY COHEN & COMPANY, CPA, P.C.

                                                  February 19, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read ICTS International N.V.'s statements included under Item 4.01 of its Form 6-K filed on February 19, 2009 and we agree with such statements concerning our firm.


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
An independent member firm of        1065 AVENUE OF THE AMERICAS NEW YORK, NY 10018          TEL. 212 790-5700
      MOORE STEPHENS                                                                         FAX 212 398-0267
   INTERNATIONAL LIMITED                                                                     WWW.MAHONEYCOHEN.COM
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